UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)                      March 13, 2007
G&K Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN		55343

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(952) 912-5500

n/a

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Executive Employment Agreement with David F. Fisher
Executive Employment Agreement with Douglas A. Milroy
Executive Employment Agreement with David M. Miller
Executive Employment Agreement with Robert G. Wood

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On March 13, 2007, G&K Services, Inc. (the “Company”) entered into Executive Employment Agreements effective March 1, 2007 (individually, an “Agreement” and collectively, the “Agreements”) with David F. Fisher, Douglas A. Milroy, David M. Miller and Robert G. Wood, the Company’s Vice President, General Counsel and Corporate Secretary, President, Direct Purchase and Business Development, President, U.S. Rental Operation and the President of G&K Services Canada Inc., respectively (each such person being referred to herein individually as an “Executive” and collectively as the “Executives”). The summary of the Agreement set forth herein is subject to the actual terms of each Agreement.
The Company previously employed each Executive in the respective capacities indicated above. Any employment or change of control agreement previously entered into between the Company and each Executive is superseded by the Agreement, except as otherwise specifically set forth therein, provided that the Restricted Stock Agreement previously entered into between the Company and Mr. Wood shall continue in full force and effect notwithstanding Mr. Wood’s entry into the Agreement. Mr. Milroy had not previously entered into any agreement respecting his employment or related matters with the Company.
The purpose of the Agreements is to eliminate some inconsistencies among the Company’s current agreements with the Executives (with the exception of Mr. Milroy), address changes in executive compensation arrangements and governance trends and to allow for periodic review of the Agreements by the Company.
Under the Agreement, each Executive’s employment is for an indefinite term, and each Executive’s annual base salary will be set by the Company’s Board of Directors (“Board”) or the Compensation Committee thereof. Each Executive’s current annual base salary will remain unchanged as a result of the entry by each Executive into the Agreement. Mr. Fisher’s current annual base salary is $242,050, Mr. Miller’s current annual base salary is $298,700, Mr. Milroy’s current annual base salary is $290,004 and Mr. Wood’s current annual base salary is $427,136 (in Canadian dollars). In addition to his respective base salary, under the Agreement, each Executive will be:
•	permitted to participate in all Company plans for which he is or becomes eligible, subject to the Company’s right to amend or terminate any such plan;

•	entitled to a target incentive opportunity under the Company’s annual management incentive plan in effect;

•	entitled to participate in or receive benefits under any Company plan generally made available in the future to Company executives, subject to the terms of any such plan and the applicable provisions of the Agreement; and

•	will be entitled to any other fringe benefit or perquisite that the Compensation Committee of the Board approves with respect to each Executive.

Except as specifically provided therein, the Agreement and each Executive’s employment thereunder may be terminated by the Company or by each Executive on thirty days advance written notice, or by each Executive for any reason or no reason, or at any time by mutual written agreement of the parties. During the pendency of any termination, at the Company’s request, each Executive will continue to render his normal services to the Company, and the Company will continue to compensate him and provide benefits through the actual date of termination. In addition, the Agreement and each Executive’s employment thereunder will terminate in the event of an Executive’s death or, as more fully described in the Agreement, his disability. Notwithstanding the foregoing, the provisions of the Agreement which by their terms remain enforceable after any termination of employment will remain so enforceable.
In addition, the Company may terminate each Executive’s employment for cause, which is defined in the Agreement using customary terms, subject to each Executive’s ability to cure in certain instances.
The Company is required to make certain payments and to extend certain benefits to each Executive in the event of any termination of the Agreement or an Executive’s employment thereunder, as follows:
•	during any period in which an Executive fails to perform his duties under the Agreement as a result of his incapacity due to physical or mental illness or bodily injury or disease, he will continue to receive all base salary and other compensation and benefits to which he would otherwise be entitled under the Agreement and any Company plan through the actual date of any termination, but only to the extent that such Executive is not receiving substantially equivalent benefits under any plan maintained by the Company; and

•	in the event that an Executive’s employment under the Agreement is terminated by the Company without cause, provided that such Executive first executes and abides by the terms of a customary written release, the Company must provide to such Executive the following benefits:
•	the Company must pay to such Executive, as separation pay, an amount equal to eleven months of Executive’s monthly base salary in effect as of the actual date of termination, such separation pay being made in weekly payments, subject to the terms of such release;

•	subject to the Company’s right to make a lump sum payment to such Executive, if such Executive (or any individual receiving group health plan benefits through him) is eligible under applicable law to continue participation in the Company’s group health plan and elects to do so, the Company will, for a period of up to 17 months commencing as of the actual date of termination, continue to pay such Executive’s share of the cost of such benefits as if such Executive remained in the Company’s continuous employment, but only while such Executive or such person is not eligible for coverage under any other employer’s group health plan;

•	the Company will, for a period of at least six months commencing as of the actual date of termination, pay directly to the subject provider or reimburse such Executive for all reasonable expenses of a reputable outplacement organization selected by such Executive, such payments not to exceed $12,000.00 in the aggregate; and
•	the Company will pay to Executive any unpaid management incentive bonus earned by Executive and to which Executive is entitled as of the last day of the fiscal year prior to the actual date of termination, such payment being made in accordance with the terms of the related plan.
No Executive is required to mitigate the Company’ foregoing payment and other obligations, and any Executive’s commencement of employment with another employer will not reduce such obligations.
The Agreement also extends certain benefits to the Executives in the event of a change in control of the Company and the related termination of Executive’s employment by Executive for good reason or by the Company for any reason other than for cause or for no reason, in each case, prior to the first anniversary of the change in control. Each of change in control and good reason is defined in the Agreement using customary terms. Specifically, in such event, the Company must provide the subject Executive thirty days advance written notice of the date of termination, during which time such Executive will continue to receive all base salary and other compensation and benefits to which he would otherwise be entitled. Further, in such event, the Company must pay the subject Executive the amounts set forth below, provided that to the extent Executive receives the same type of benefits under the Agreement or otherwise, such amounts will be offset by these other benefits to the extent necessary to prevent duplication, and provided further that the Executive first executes and abides by the terms of a customary written release. Specifically, in such event, the Company will:
•	pay Executive an amount equal to 17 months of Executive’s base salary in effect as of the actual date of termination as separation pay, the same being paid in weekly payments equal to the amount of the Executive’s current weekly base salary, provided that, if required for purposes of avoiding excise tax or other penalties under Section 409A of the Internal Revenue Code, payment will commence one week following the sixth month anniversary of the actual date of termination and shall include a lump sum equal to the amount that Executive would have received had payment commenced upon such date;

•	provide Executive and any individual receiving group health plan benefits through him the group health plan benefits described above;

•	provide Executive the outplacement benefits discussed above;

•	pay Executive a lump sum payment equal to the amount that is necessary to acquire for, and obtain full title issued in the name of Executive, any personal automobile then leased by the Company for Executive;

•	pay for financial planning and tax preparation expenses, not to exceed $2,500.00 per annum, or such greater amount as determined from time to time by the Board, for 17 months following the actual date of termination; and

•	the Company will, in accordance with the terms of the applicable plan, pay any management incentive bonus which Executive earned, and to which Executive is entitled, as of the last day of the fiscal year prior to the actual date of termination.

No Executive is required to mitigate the Company’s payment and other obligations discussed above by making any efforts to secure other employment, and an Executive’s commencement of employment with another employer will not reduce such obligations of the Company.
In addition, upon the occurrence of a change in control, and without regard to Executive’s employment status, but presuming that the Executive remains in the Company’s employ on the date of the change in control, the following shall occur, without regard to any contrary determination by the Board or a majority of the Company’s continuing directors (as such term is defined in the Agreement), with respect to any and all economic incentives, including, without limitation, stock options and awards of restricted stock that are owned by an Executive on the date of the change in control:
•	the restrictions set forth in Company plan pursuant to which such incentives were granted on all restricted stock awards will lapse immediately as of the date of the change in control;
•	all outstanding options and stock appreciation rights will become exercisable immediately as of the date of the change in control; and
•	all performance shares will be deemed to be met and payment made immediately as of the date of the change in control.
Notwithstanding anything in the Agreement to the contrary, if any amount or benefit to be paid or provided to an Executive pursuant to a change in control of the Company, or any other plan or agreement between such Executive and the Company, would be an “Excess Parachute Payment,” within the meaning of Section 280G of the Internal Revenue Code, or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under the Agreement in the event of a change in control of the Company will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction will be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided to Executive, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). As part of the Agreement, each Executive agrees to take such action as the Company reasonably requests to mitigate or challenge the application of such tax, provided that the Company shall supply such counsel and expert advice, including legal counsel and accounting advice, as may reasonably be required, and shall be responsible for the payment of such experts’ fees. An Executive and/or the Company may request that the determination of whether any reduction in such payments or benefits to be provided under the Agreement in the event of a change in control of the Company or otherwise is required be made by an independent “big 4” of other mutually acceptable accounting firm, at the Company’s expense. Finally, in the event that any such payment or benefit intended to be provided in the event of a change in control of the Company or otherwise is required to be reduced, Executive will be entitled to designate the payments and/or benefits to be so reduced.

In addition to other customary terms and conditions, the Agreement also contains customary provisions respecting the protection of the Company’s confidential information, including that each Executive may not disclose or use such information to the Company’s detriment, and that he must return all such information to the Company upon any termination of his employment. The Agreement also prescribes customary noncompetition obligations, including that:
•	each Executive may not compete with the Company during his employment or for 18 months following termination of his employment, and that he may not, during such period,
•	call upon, solicit or attempt to take away any customers, accounts or prospective customers of the Company;

•	solicit, induce or encourage any supplier of the Company to cease its business relationship with the Company or to violate any term of any contract with the Company; or

•	solicit, induce or encourage any employee of the Company to violate any term of his or her employment contract with the Company or to directly or indirectly hire or solicit, induce, recruit or encourage any of the Company’s employees for the purpose of hiring them or inducing them to leave their employment with the Company.
The Agreement also contains standard terms pursuant to which each Executive assigns to the Company certain intellectual and other property rights.
Under the Agreement, during and after any termination of an Executive’s employment, such Executive must refrain from communicating to any person any statements or opinions that are negative in any way about the Company or any of its past, present or future officials. In return, whenever the Company sends or receives any notice of termination relative to such terminated Executive’s employment under the Agreement, the Company must advise the members of its operating committee and executive committee (or any successors to such committees) to refrain from negative communications about such Executive to third parties. Any violation of the foregoing described provisions of the Agreement by Executive will result in the immediate forfeiture of any unpaid benefits under the Agreement, and, in such event, such Executive must repay to the Company any amounts paid to him following his termination of employment.
The Agreement may not be modified or amended except by written instrument signed by the parties; provided, however, that the Agreement shall be amended or modified by the parties when and as necessary to assure compliance with laws and regulations related to executive compensation. It further is a matter of corporate governance that the Company’s executive employment agreements, including the Agreement, be reviewed periodically, and no less than once every three years while in effect, for the purpose of evaluating consistency with Company goals and objectives and alignment with interests of Company shareholders.
Finally, under the terms of the Agreement, the Company shall, with Executive’s consent, timely amend the Agreement as many times as may be required so that adverse tax consequences to Executive under Section 409A of the Internal Revenue Code, including the imposition of any excise tax and interest penalties, are avoided.

Item 9.01. Financial Statements and Exhibits.
      (c) Exhibits
10.1	Executive Employment Agreement, dated March 13, 2007, between G&K Services, Inc. and David F. Fisher

10.2	Executive Employment Agreement, dated March 13, 2007, between G&K Services, Inc. and Douglas A. Milroy

10.3	Executive Employment Agreement, dated March 13, 2007, between G&K Services, Inc. and David M. Miller

10.4	Executive Employment Agreement, dated March 13, 2007, between G&K Services, Inc. and Robert G. Wood
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2006	By /s/ David F. Fisher
David F. Fisher
Its Vice President, General Counsel and Corporate Secretary